Exhibit 99.1

Contact Information:

Suzanne DuLong, VP IR & Corporate Comm

T: 802-882-2100

Investor.Services@GMCR.com

FOR IMMEDIATE RELEASE

Green Mountain Coffee Roasters, Inc. Issues Comment on Starbucks’ Espresso-Based Single Cup Category Initiative

WATERBURY, Vt., March 9, 2012- Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), a leader in specialty coffee and coffee makers, today released the following statement regarding Starbucks’ announcement of their new initiative in the espresso-based single-cup category.

The Keurig® Single Cup Brewing system has been designed to deliver a premium, filtered-coffee taste profile directly in line with the sweet spot of the majority of North American coffee consumers. Our Keurig® K-Cup® system and new Vue™ Single Cup brewers use low pressure to extract maximum flavor and taste from ground and filtered specialty Arabica coffee, producing an excellent cup of fresh-brewed coffee at the push of a button in a matter of seconds. Espresso systems generally use high pressure and high temperature to produce a more intense taste profile, frequently used for mixing with milk in North America.

“We believe Starbucks to be a very satisfied participant in the Keurig® K-Cup® system, having frequently communicated its ongoing support of the Keurig® K-Cup® platform,” said Lawrence J. Blanford, GMCR’s President and CEO. “The two companies continue to collaborate with each other in the low-pressure Keurig® Single Cup Brewing system in North America. As a leader and one of the few long-time participants in single-cup premium coffee brewing, we agree that there also is opportunity for complementary high-pressure espresso-based systems, as evident by our joint development work with Luigi Lavazza S.p.A. on a high-pressure capsule-based espresso system targeting North American consumers.”

With more than 25 brands and over 200 varieties of coffee, tea, hot cocoa, iced, fruit-based and frothy café style beverages, the Keurig® Single Cup Brewing system continues to transform how North Americans brew and enjoy their coffee and other beverages at home and in the workplace. Consumers are passionate about their Keurig® brewers, and with the recent introduction of our new Vue™ brewer we have never been more excited about our opportunity to further Keurig® Single Cup Brewer adoption and to provide consumers new beverage choices and more occasions to brew what they love the way they love it.

We look forward to continuing to grow the single-serve filtered-coffee opportunity in North America with our Keurig® system partners, including Starbucks.

About Green Mountain Coffee Roasters, Inc.

As a leader in specialty coffee and coffee makers, Green Mountain Coffee Roasters, Inc. (GMCR) (NASDAQ: GMCR), is recognized for its award-winning coffees, innovative Keurig® Single Cup brewing technology, and socially responsible business practices. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in sustainably-grown coffee, and donating at least five percent of its pre-tax profits to social and environmental projects.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the difficulty in forecasting sales and production levels, the degree to which there are changes in consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating the Company’s acquisitions, the ability to maximize or successfully assert our intellectual property rights, the Company’s success in introducing and producing new product offerings, the Company’s dependence on external capital, including the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, the Company’s ability to continue to grow and build profits in the At Home and Away from Home businesses, the Company’s ability to attract and retain senior management, the continued availability of a consistent supply of parts for our brewers, and the brewers themselves, the Company experiencing product liability, product recall and higher than anticipated rates of warranty expense or sales returns associated with a product quality or safety issue, the extent to which the data security of the Company’s websites may be compromised, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, the impact of the inquiry initiated by the SEC and any related litigation or additional governmental investigative or enforcement proceedings, as well as other risks described more fully in the Company’s Annual Report on Form 10-K for fiscal year 2011 and other filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

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